UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021 (March 16, 2021)

L Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2021, L Brands, Inc. (the “Company”), Leslie H. Wexner and Abigail S. Wexner entered into a registration rights agreement (the “Registration Rights Agreement”) providing each of Mr. Wexner and Ms. Wexner and certain of their affiliated and related entities (collectively, the “Holders”) with certain customary registration rights with respect to their respective shares of the Company’s common stock, par value $0.50 per share (the “Shares”). Pursuant to the Registration Rights Agreement, the Holders are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective Shares, subject to certain customary limitations.

Mr. Wexner and Ms. Wexner are members of the Company’s Board of Directors (the “Board”). Information about transactions between Mr. Wexner and the Company and Ms. Wexner and the Company can be found in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 2, 2020, under the section entitled “Proposal 3: Election of Directors—Code of Conduct, Related Person Transaction Policy and Associated Matters,” which is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2021, the Company announced that Francis Hondal, president of loyalty and engagement at Mastercard, and Danielle Lee, Chief Fan Officer for the National Basketball Association, were appointed as two new independent members of the Board, effective March 16, 2021.  The size of the Board was temporarily increased by two directors in connection with these appointments, to consist of 12 directors. Additionally, on March 18, 2021, the Company announced that Mr. Wexner and Ms. Wexner will not stand for reelection to the Board at the 2021 Annual Meeting of Stockholders in May, and as a result, the Board will again consist of 10 directors.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of March 17, 2021, by and among L Brands, Inc., Leslie H. Wexner and Abigail S. Wexner

99.1	Press Release, dated March 18, 2021

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: March 18, 2021	By:	/s/ Stuart B. Burgdoerfer
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer